UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

(Date of earliest event reported)  March 12, 2008

Advanced Biotherapy, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-26323	51-0402415
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

227 West Monroe Suite 3900 Chicago, IL 60606
(Address of principal executive offices)

Registrant’s telephone number, including area code  (312) 701-0793

Item 1.01 Entry Into a Material Definitive Agreement.

On March 12, 2008, the Company and Richard P. Kiphart, Chairman of the Board of the Company, agreed to provide Lime Energy, Inc. (“LEC”) (NASDAQ:LIME), a developer, manufacturer and integrator of energy saving technologies, with a $3 million revolving line of credit, for which the Company and Mr. Kiphart each will be responsible to fund up to $1.5 million. The Company and Mr. Kiphart will fund the line of credit and receive principal and interest payments on a pro-rata basis.

The LEC note matures on March 31, 2009, and bears interest at 17% per annum payable quarterly, with 12% payable in cash and the remaining 5% to be capitalized and added to the principal balance of the note. The note also provides for payment quarterly of an unused funds fee of 4% per annum, as well as a fee payable upon termination of the facility prior to its scheduled maturity. LEC may borrow any amount during the term of the note, so long as it is not in default at the time of the advance.

Mr. Kiphart is also the Chairman of the Board of LEC and its largest individual investor, and Mr. David Valentine, one of the Company’s directors, is also a director of LEC.

The description of the Revolving Line of Credit Note is not intended to be complete and is qualified in its entirety by the complete text of the Revolving Credit Note and the Note Issuance Agreement, which are attached as exhibits 10.27 and 10.28, respectively, to this report and are incorporated herein by reference.

FORWARD-LOOKING STATEMENTS

This Form 8-K and other reports that we file with the Securities and Exchange Commission (“SEC”) contain forward-looking statements relating to, among other matter, the LEC Transaction and our future performance, our business and future events. All statements other than statements of historical facts are forward-looking statements, including, without limitation, any statements of the plans and objectives of management for future operations, any projections of revenue, earnings or other financial items, any statements regarding future economic conditions or performance, and any statement of assumptions underlying any of the foregoing. Some of these forward-looking statements may be identified by the use of words in the statements such as “anticipate,” “estimate,” “could,” “expect,” “project,” “intend,” “plan,” “believe,” “seek,” “should,” “may,” “will,” “assume,” “continue,” or variations of such words and similar expressions. These statements are not guarantees of future performance and involve certain risks, uncertainties, and assumptions that are difficult to predict. We caution you that our performance and results could differ materially from what is expressed, implied, or forecast by our forward-looking statements. The Company operates in a rapidly changing environment that involves a number of risks, some of which are beyond the Company’s control. Future operating results and the Company’s stock price may be affected by a number of factors. Factors that could cause or contribute to such differences include, but are not limited to, those discussed in the section entitled “Item 1. Business,” and all subsections therein, including, without limitation, the subsection “Factors That May Affect the Company,” and Item 5. “Market for Registrant’s Common Stock and Related Stockholder Matters,” all contained in the Company’s Annual Report on Form 10-KSB for the fiscal year ended December 31, 2006. Given these risks and uncertainties, any or all of these forward-looking statements may prove to be incorrect. Therefore, you should not rely on any such forward-looking statements. Furthermore, we do not intend (and we are not obligated) to update publicly any forward-looking statements. You are advised, however, to consult any further disclosures we make on related subjects in our reports to the Securities and Exchange Commission.

Item 9.01. Financial Statements and Exhibits.

(c)	Exhibits.

Designation	Description of Exhibit

10.27	Revolving Line of Credit Note

10.28	Note Issuance Agreement

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADVANCED BIOTHERAPY, INC (Registrant)

Date: March 13, 2008	By:	/s/ Christopher W. Capps
Christopher W. Capps, President and Chief Executive Officer

INDEX TO EXHIBITS

Exhibit	Description

10.27	Revolving Line of Credit Note

10.28	Note Issuance Agreement